                                                                 EXHIBIT 4.1.2

                                AMENDMENT NO. 1
                                      TO
                         SECURITIES PURCHASE AGREEMENT

          This Amendment No. 1 to Securities Purchase Agreement (this "Amendment") dated as of January 9, 1998 is entered into by and among each of
 ---------
the New Subsidiaries (as defined below) and each of the parties to the Securities Purchase Agreement dated as of July 11, 1997 (the "Securities
                                                              ----------
Purchase Agreement") by and among FirstAmerica Automotive, Inc., a Delaware
------------------
corporation (the "Company"), the Guarantors (as defined therein) and the
                  -------
purchasers listed on the signature pages thereto.

          WHEREAS, the parties hereto desire to amend certain provisions of the Securities Purchase Agreement and to add each of the New Subsidiaries (as defined below) as a party thereto, in the capacity as a Guarantor.

          NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Definitions.  For all purposes of this Amendment:
                -----------

          (a) Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Securities Purchase Agreement; and

          (b) The terms "hereby," "hereto," "hereof" and "herewith" and other words of similar import refer to this Amendment.

     Section 2. New Subsidiary Guarantors.
                -------------------------

          (a) In accordance with the provisions of Section 10.3 of the Securities Purchase Agreement, each of FAA Capitol N, Inc., a California corporation, and FAA Auto Factory, Inc., a California corporation, (each, a "New Subsidiary" and collectively, the "New Subsidiaries") is hereby joined
      --------------                         ----------------
     as a party to the Securities Purchase Agreement and agrees that by its execution hereof (i) it shall be deemed to have executed the Securities Purchase Agreement, and is a Guarantor thereunder for all purposes thereof,
     (ii) it hereby makes the Subsidiary Guaranty contained in the Securities Purchase Agreement, and undertakes, covenants and agrees to all of the obligations, agreements, waivers and other provisions under the Securities Purchase Agreement as a Guarantor thereunder and (iii) it hereby affirms and makes all of the representations and warranties made by each Guarantor under the Securities Purchase Agreement. All references in the Securities Purchase Agreement and in the Notes to a Guarantor shall hereafter include each of the New Subsidiaries.

          (b) For value received, each of the New Subsidiaries hereby unconditionally guarantees to the Holders of the Notes (i) the due and punctual payment, on the basis set forth in the Securities Purchase Agreement pursuant to which the Notes and this guaranty were issued, of the principal of, premium (if any) and interest on such Notes when and as the same shall become due and payable for any reason according to the terms of such Notes and Section 10 of the Securities Purchase Agreement, and (ii) that all other obligations of the Company under the Securities Purchase Agreement or the Notes will be promptly paid in full or performed in accordance with the terms of the Securities Purchase Agreement and the Notes.

          (c) Each of the New Subsidiaries hereby acknowledges that its execution of this Amendment satisfies the requirements of and constitutes compliance with the terms of Section 10 of the Securities Purchase Agreement (including without limitation Section 10.3 thereof).

          (d) Each of the Company and each of its Subsidiaries (including without limitation each of the New Subsidiaries) represents and warrants to the Holders that this Amendment has been duly authorized, executed and delivered, by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

     Section 3. Used Vehicle Financing. In order to allow the Company and its
                ----------------------
Subsidiaries to incur a limited amount of Indebtedness in connection with the financing of the purchase of Used Vehicles (as defined in the Loan Agreement as in effect on the Closing Date), the parties hereto agree to the following amendments to the Securities Purchase Agreement:

          (a) Section 5.5 of the Securities Purchase Agreement is hereby amended and restated in its entirety to read as follows:

5.5  Limitation on Additional Indebtedness and Issuance of Disqualified Stock.
     ------------------------------------------------------------------------

          (a) The Company will not, and will not permit any of its Subsidiaries (including without limitation, upon the creation or acquisition of such Subsidiary) to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness or issue any Disqualified Stock, provided that the Company may incur Indebtedness and may issue Disqualified Stock if:

               (i) no Default or Event of Default shall have occurred and be continuing at the time or would occur as a consequence of the incurrence of such Indebtedness or the issuance of such Disqualified Stock;

               (ii) the Consolidated Interest Expense Coverage Ratio of the Company for the four fiscal quarters immediately preceding the date on which such Indebtedness is incurred or Disqualified Stock is issued would have been at least 2.5 to 1 (determined on a pro forma basis as if such additional Indebtedness had been incurred (or Disqualified Stock had been issued) at the beginning of such four-fiscal quarter period);

               (iii) such Indebtedness shall be Subordinated
          Indebtedness and the maturity and the Weighted Average Life to Maturity of such Subordinated Indebtedness are both greater than the maturity and the Weighted Average Life to Maturity of the Notes; and

               (iv) the Company shall have successfully completed a Company IPO.

          (b)  The foregoing limitations will not apply to:

               (i) the incurrence by the Company or any of its Subsidiaries of Indebtedness under the Loan Agreement; provided that such Indebtedness is incurred for the purpose of acquiring new car inventory in the ordinary course of business and is secured by a purchase money security interest in such inventory; provided, further that the aggregate principal amount of such Indebtedness at any one time outstanding (including loans, the nominal amount of outstanding letters of credit and all unused commitments) shall not exceed the difference between (1) the lesser of the New Vehicle Advance Rate and $130,000,000 and (2) any permanent reductions in the credit available to the Company and its Subsidiaries under the Loan Agreement in accordance with the provisions of Section 5.8 hereof;

               (ii) the incurrence by the Company or any of its Subsidiaries of Acquisition Indebtedness under the Loan Agreement; provided, that the aggregate principal amount at any one time outstanding (including loans, the nominal amount of outstanding letters of credit and all unused commitments) of such Indebtedness shall not exceed the difference between (1) the lesser of the Revolver Advance Rate and $35,000,000 and (2) any permanent reductions in the credit available to the Company and its Subsidiaries under the Loan Agreement in accordance with the provisions of
          Section 5.8 hereof;

               (iii) the incurrence by the Company or any of its Subsidiaries of Indebtedness under the Loan Agreement; provided, that such Indebtedness is incurred for the purpose of acquiring Program Vehicles (as defined in the Loan Agreement as in effect on the Closing Date) inventory in the ordinary course of business and is secured by a purchase money security interest in such inventory; provided, further, that the aggregate principal amount of such Indebtedness at any one time outstanding (including loans, the nominal amount of outstanding letters of credit and all unused commitments) shall not exceed the difference between
          (1) the lesser of the Program Vehicle Advance Rate and $15,000,000 and (2) any permanent reductions in the credit available to the Company and its Subsidiaries under the Loan Agreement in accordance with the provisions of Section 5.8 hereof;

               (iv) the incurrence by the Company of the Indebtedness represented by the Notes;

               (v)    the incurrence by the Company of Permitted
          Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company incurred pursuant to clause (a) above;

               (vi) Indebtedness of the Company or its Subsidiaries in an amount not to exceed $2,000,000 at any time outstanding representing a Capitalized Lease Obligation or Purchase Money Indebtedness;

               (vii) Subordinated Indebtedness of the Company to any Wholly Owned Subsidiary of the Company or Indebtedness of any Wholly Owned Subsidiary of the Company solely to the Company or to any Wholly Owned Subsidiary of the Company provided that neither the Company nor any Subsidiary of the Company shall become liable pursuant to such Indebtedness, to any Person other than the Company or another Wholly Owned Subsidiary of the Company;

               (viii) Seller Indebtedness in an aggregate amount not to exceed $3,000,000 at any time outstanding; and

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

               (ix) the incurrence by the Company or any of its Subsidiaries of Indebtedness under the Loan Agreement; provided that such Indebtedness is incurred for the purpose of acquiring Used Vehicles (as defined in the Loan Agreement as in effect on the Closing Date) inventory in the ordinary course of business and is secured by a purchase money security interest in such inventory; provided, further that the aggregate principal amount of such Indebtedness at any one time outstanding (including loans, the nominal amount of outstanding letters of credit and all unused commitments) shall not exceed the difference between (1) the lesser of the Used Vehicle Advance Rate and $5,000,000 and (2) any permanent reductions in the credit available to the Company and its Subsidiaries under the Loan Agreement in accordance with the provisions of Section 5.8 hereof.

     (b) Section 9.1 of the Securities Purchase Agreement is hereby amended by inserting the following definition immediately after the definition of the term "U.S. Government Obligations" and immediately before the definition of the term "U.S. Legal Tender":

     "Used Vehicle Advance Rate" means the amount permitted to be
     --------------------------
advanced to the Subsidiaries of the Company pursuant to Section II.G of the Loan Agreement (as in effect on the date of, and after giving effect to the provisions of, the Second Amendment to the Loan Agreement dated as of January 9,
1998).

Section 4. Miscellaneous.
           -------------

     (a) THIS AMENDMENT AND ALL ISSUES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW).

     (b) Upon the execution and delivery of this Amendment, the Securities Purchase Agreement shall be amended in accordance herewith and this Amendment shall form a part of the Securities Purchase Agreement for all purposes, and the parties hereto and every Holder shall be bound by the Securities Purchase Agreement, as so amended.

     (c) This Amendment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

     (d) The Section headings of this Amendment are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

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

          IN WITNESS WHEREOF, this Amendment has been duly executed by the parties set forth below as of the date first written above.


                                        Company:
                                        -------

                                        FIRSTAMERICA AUTOMOTIVE, INC.


                                        By: _____________________________
                                        Name:____________________________
                                        Title:___________________________

Guarantors:
----------

FAA SAN BRUNO, INC.                     FAA STEVENS CREEK, INC.



By:____________________________        By:_______________________________
Name:__________________________         Name:____________________________
Title:_________________________         Title:___________________________

SMART NISSAN, INC.                      FAA DEALER SERVICES, INC.



By:____________________________         By:_____________________________
Name:__________________________         Name:___________________________
Title:_________________________         Title:__________________________

TRANSCAR LEASING, INC.                  FAA CONCORD H, INC.


By:____________________________         By:_____________________________
Name:__________________________         Name:___________________________
Title:_________________________         Title:__________________________

FAA CONCORD N, INC.                     FAA POWAY D, INC.


By:____________________________         By:_____________________________
Name:__________________________         Name:___________________________
Title:_________________________         Title:__________________________

FAA POWAY T, INC.                       FAA POWAY H, INC.


By:_____________________________        By:_____________________________
Name:___________________________        Name:___________________________
Title:__________________________        Title:__________________________


FAA DUBLIN VWD, INC.                    FAA DUBLIN N, INC.



By:_____________________________        By:_____________________________
Name:___________________________        Name:___________________________
Title:__________________________        Title:__________________________

FAA SERRAMONTE L, INC.                  FAA SERRAMONTE, INC.



By:_____________________________        By:_____________________________
Name:___________________________        Name:___________________________
Title:__________________________        Title:__________________________

FAA CAPITOL N, INC.                     FAA AUTO FACTORY, INC.


By:_____________________________        By:_____________________________
Name:___________________________        Name:___________________________
Title:__________________________        Title:__________________________

                                   Holders:
                                   -------

                                   TCW/CRESCENT MEZZANINE PARTNERS, L.P.
                                   TCW/CRESCENT MEZZANINE TRUST
                                   TCW/CRESCENT MEZZANINE INVESTMENT PARTNERS

                                   By:  TCW/CRESCENT MEZZANINE, L.L.C.,
                                         its general partner or managing owner


                                   By:  /s/ Jean-Marc Chapus
                                        ________________________________
                                        Jean-Marc Chapus
                                        Managing Director


                                   By:  /s/ John C. Rocchio
                                        ________________________________
                                        John C. Rocchio
                                        Senior Vice President


                                   TCW LEVERAGED INCOME TRUST, L.P.

                                   By:  TCW ADVISORS (BERMUDA), LIMITED,
                                        as General Partner

                                   By:__________________________________
                                   Name:________________________________
                                   Title:_______________________________

                                   By: TCW INVESTMENT MANAGEMENT
                                   COMPANY, as Investment Advisor

                                   By:__________________________________
                                   Name:________________________________
                                   Title:_______________________________

                              CRESCENT/MACH I PARTNERS, L.P.

                              By:  TCW ASSET MANAGEMENT COMPANY,
                                   as investment manager and attorney-in-fact


                              By:  /s/ Jean-Marc Chapus
                                   _____________________________________
                                   Jean-Marc Chapus
                                   Managing Director


                              By:  /s/ John C. Rocchio
                                   _____________________________________
                                   John C. Rocchio
                                   Senior Vice President


                              TCW SHARED OPPORTUNITY FUND II, L.P.

                              By:  TCW INVESTMENT MANAGEMENT
                                   COMPANY, its investment advisor


                              By:  /s/ Jean-Marc Chapus
                                   _____________________________________
                                   Jean-Marc Chapus
                                   Managing Director


                              By:  /s/ John C. Rocchio
                                   _____________________________________
                                   John C. Rocchio
                                   Senior Vice President